Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2021, (July 8, 2021 as to the effects of the stock split described in the second paragraph in Note 2), relating to the financial statements of Sight Sciences, Inc. appearing in Registration Statement No. 333-257320 on Form S-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

July 15, 2021